Exhibit 10.3

CANOPIUS HOLDINGS BERMUDA LIMITED

March 13, 2013

WHEREAS, on September 20, 2010, Tower Group, Inc. (“Tower”) issued $150 million aggregate principal amount of 5.00% Convertible Senior Notes scheduled to mature on September 15, 2014 (the “Notes”) pursuant to an indenture (the “Indenture”) with U.S. Bank National Association, as trustee (the “Indenture Trustee”);

WHEREAS, holders of the Notes (“Noteholders”) may convert their Notes into a specified number of shares of Tower common stock, par value $0.01 per share (“Tower Common Stock”), in certain circumstances pursuant to the terms and subject to the conditions set forth in the Notes and the Indenture;

WHEREAS, $150 million aggregate principal amount of the Notes are outstanding as of the date hereof;

WHEREAS, on July 30, 2012, Tower entered into an Agreement and Plan of Merger (as heretofore amended, the “Merger Agreement”) with Canopius Holdings Bermuda Ltd., a Bermuda limited company (“Bermuda Holdco”), Canopius Mergerco, Inc., a Delaware corporation and a wholly owned subsidiary of Bermuda Holdco (“Delaware Purchaser”), and Condor 1 Corporation, a Delaware corporation and a direct wholly owned subsidiary of Delaware Purchaser (“Merger Sub”);

WHEREAS, the Merger Agreement provides that, pursuant to the terms and subject to the conditions contained therein, Merger Sub will be merged with and into Tower (the “Merger”), with Tower continuing as the surviving corporation and a wholly owned indirect subsidiary of Bermuda Holdco, and each issued and outstanding share of Tower Common Stock will automatically be converted into and thereafter represent the right to receive a specified number of validly issued, fully paid and non-assessable common shares of Bermuda Holdco, par value $0.01 per share (“Tower Ltd. Shares”);

WHEREAS, concurrent with the consummation of the Merger, Bermuda Holdco will be renamed Tower Group International, Ltd. (Bermuda Holdco upon consummation of the Merger is referred to herein as “Tower Ltd.”);

WHEREAS, upon consummation of the Merger, the Notes will cease being convertible into shares of Tower Common Stock, but Noteholders may thereafter convert their Notes into a specified number of Tower Ltd. Shares in certain circumstances pursuant to the terms and subject to the conditions set forth in the Notes and the Indenture; and

WHEREAS, the corporate interest of Tower Ltd. will be furthered by entering into this Guarantee, dated as of March 13, 2013 (this “Guarantee”).

NOW, THEREFORE, Tower Ltd. agrees as follows, effective concurrent with the consummation of the Merger:

1. Tower Ltd. hereby unconditionally guarantees all obligations of Tower pursuant to the terms and subject to the conditions set forth in the Notes and the Indenture (the “Obligations”). This Guarantee is one of payment and performance and not of collection.

2. The obligations of Tower Ltd. under this Guarantee are unconditional irrespective of, and unaffected by, any other circumstance whatsoever including the illegality, invalidity or unenforceability (in whole or in part) of any provision of this Guarantee, to the fullest extent permitted by applicable law.

3. Tower Ltd. hereby waives and relinquishes all rights, remedies or defenses now or hereafter accorded by applicable law to sureties or guarantors under any statutory provision, common law or any other provision of law, and agrees not to assert or take advantage of any such rights, remedies or defenses.

4. Tower Ltd. hereby waives notice of acceptance of this Guarantee and notice of the Obligations, and waives presentment, demand for payment, protest, notice of dishonor or non-payment of the Obligations, suit or the taking of other action by the Indenture Trustee or Noteholders against Tower.

5. This Guarantee shall continue in full force and effect until the satisfaction and discharge in full of all of the Obligations. This Guarantee may not be amended or modified except as may be required by applicable law or with the prior written consent of the Indenture Trustee.

6. Tower Ltd. may not assign its rights nor delegate its obligations under this Guarantee, in whole or in part, and any purported assignment or delegation absent such consent is void.

7. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. TOWER LTD. AGREES TO THE EXCLUSIVE JURISDICTION OF U.S. FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE COUNTY OF NEW YORK, THE STATE OF NEW YORK, UNITED STATES OF AMERICA, OVER ANY DISPUTES ARISING UNDER OR RELATING TO THIS GUARANTEE.

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IN WITNESS WHEREOF, Tower Ltd. has duly executed and delivered this Guarantee as of the day and year first above written.

CANOPIUS HOLDINGS BERMUDA LIMITED

By:	/s/ Susan J. Patschak
Name: Susan J. Patschak
Title: Director